As filed with the Securities and Exchange Commission
                       on May 23, 1995
                                Registration No. 33-

             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          Form S-8
    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       Osmonics, Inc.
      (Exact name of registrant as specified in charter)

                          Minnesota
                (State or other jurisdiction
                      of incorporation)

                         41-0955759
                      (I.R.S. employer
                   identification number)

                    5951 Clearwater Drive
                Minnetonka, Minnesota  55343
          (Address of principal executive offices)

                       Osmonics, Inc.
             1995 Employee Stock Purchase Plan
                    (Full title of Plan)

                      Ruth Carol Spatz
                     Corporate Secretary
                       Osmonics, Inc.
                    5951 Clearwater Drive
                Minnetonka, Minnesota  55343
           (Name and address of agent for service)

                         Copies to:

                 Russell F. Lederman,  Esq.
               Maslon Edelman Borman & Brand,
       a Professional Limited Liability Partnership
                     3300 Norwest Center
                Minneapolis, Minnesota 55402
                       (612) 672-8200




                   CALCULATION OF REGISTRATION FEE

Title of each                  Proposed        Proposed         Amount of
class of                       maximum         maximum          registration
securities to   Amount to      offering price  aggregate        fee
be registered   be registered  per Share(1)    offering price(1)

Common          400,000 shares   $17.125       $6,850,000       $2,362.07
Stock ($0.01
par value per
share)

(1) Estimated solely for purposes of computing the registration fee in accordance with Rule 457(h) and based upon the average of the high and low prices of the Common Stock on the New York Stock
    Exchange on May 17, 1995.




                           PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

  The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

  (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

  (c) Description of the Registrant's Common Stock, $0.01 par value per share, included under the caption "Securities to be Registered" in the Registrant's Registration Statement on Form 8-A dated December 16, 1993.

  All documents subsequently filed by the small business issuer pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act ), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

  Not applicable.

Item 6.  Indemnification of Directors and Officers.

  The Company is governed by Minnesota Statutes Chapter 302A.
Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to any proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney's fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; acted in good faith; received no improper personal benefit and
Section 302A.255, if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

Item 7.  Exemption From Registration Claimed

  Not applicable.

Item 8.  Exhibits.

 5.1. Opinion of Maslon Edelman Borman & Brand, a Professional Limited Liability Partnership
23.1. Consent of Maslon Edelman Borman & Brand, a Professional Limited Liability Partnership (contained in Exhibit 5).
23.2.    Consent of Deloitte & Touche LLP
24.1.    Power of Attorney (included on page II-4).


Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which the offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the Securities Act ), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minnetonka, State of Minnesota on May 17, 1995.

                             OSMONICS, INC.
                               Registrant


                             By   /s/ D. Dean Spatz

                             Its   CEO

                      POWER OF ATTORNEY

    KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael L. Snow and Russell F. Lederman, each or either of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

         Name                          Title                       Date


/s/ D. Dean Spatz       President, Chief Executive Officer        17 May, 1995
D. Dean Spatz           Princial Executive Officer) and
                        Chairman of the Board of Directors
                        Officer)

/s/ R. Carol Spatz      Corporate Secretary and Director          17 May, 1995
R. Carol Spatz

/s/ L. Lee Runzheimer   Chief Financial Officer (Principal        17 May, 1995
L. Lee Runzheimer       Financial and Accounting Officer)

/s/ Ralph E. Crump      Director                                  17 May, 1995
Ralph E. Crump

/s/ Charles W. Palmer   Director                                  17 May, 1995
Charles W. Palmer

/s/ Verity C. Smith     Director                                  17 May, 1995
Verity C. Smith

/s/ Michael L. Snow     Director                                  17 May, 1995
Michael L. Snow


                        EXHIBIT INDEX

Exhibit
No.      Description of Exhibit                                     Page No.

 5.1.    Opinion of Maslon Edelman Borman & Brand, a Professional
         Limited Liability Partnership.
23.1.    Consent of Maslon Edelman Borman & Brand, a Professional
         Limited Liability Partnership (contained in Exhibit 5.1).
23.2.    Consent of Deloitte & Touche LLP.
24.1.    Power of Attorney (included on page 4.)